1 Midland States Bancorp, Inc. NASDAQ: MSBI Fourth Quarter 2024 Earnings Presentation

22 Forward-Looking Statements. This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements expressing management’s current expectations, forecasts of future events or long-term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non-GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre-Tax, Pre-Provision Earnings,” “Adjusted Pre-Tax, Pre-Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non-GAAP measures are provided in the Appendix section of this presentation.

33 Company Snapshot Financial Highlights as of December 31, 2024 $7.5 Billion Total Assets $5.2 Billion Total Loans $6.2 Billion Total Deposits $4.2 Billion Assets Under Administration YTD Adjusted ROAA(1): (0.17)% YTD Adjusted Return on TCE(1): (4.40)% TCE/TA: 6.14% YTD PTPP(1) ROAA: 1.37% Dividend Yield: 5.08% Price/Tangible Book: 1.16x Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix. Founded in 1881, this Illinois state- chartered community bank focuses on in-market relationships while having national diversification through equipment finance. • 53 Branches in Illinois and Missouri • 16 successful acquisitions since 2008

4 Overview of 4Q24 Financial Performance Proactive Credit Administration Actions and Loan Sales Successfully Growing Community Bank Positive Trends in Key Metrics 4 • Net loss available to common shareholders of ($54.8 million), or ($2.52) diluted EPS • Pre-tax, pre-provision earnings(1) of $21.5 million • Strong noninterest income of $19.6 million • Exited or agreed to exit portfolios with Lending Point and GreenSky • Key strategic decisions in loan portfolios to reduce credit risk going forward • Downgrade and charge-off of previously identified problem loans • Generally stable asset quality throughout remainder of the portfolio • Another good quarter of business development in community bank with full banking relationships added with high quality in-market clients • Community bank loans relatively stable during 4Q24, offset by intentional reduction of equipment finance and sale of non-core consumer portfolios • Loan portfolio continues to shift towards in-market C&I and CRE loans resulting in higher quality loan portfolio • Net interest margin expanded 9 bps to 3.19% • Wealth management revenue increased due to impact of new wealth advisors added in 2024 • Increased liquidity with loan-to-deposit ratio decreasing to 83.4% from 91.9% at the end of the prior quarter Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Targeted Credit Management Efforts

Addressing Credit Metrics to Improve Earnings & Liquidity in 2025

	Overview	Action	Financial Impact
Non-Core Consumer Loans	• Portfolio originated by FinTech partners LendingPoint & Greensky • Unsecured portfolios which have exhibited increasing delinquencies & deterioration	• Strategic decision to exit these portfolios • Sold 100% of $87.1M LendingPoint portfolio with proceeds to reduce wholesale funding at a loss of $17.3M • Committed to sell $371.7M Greensky portfolio at a loss of $33.4M to close in Q1'25 (89% of the portfolio)	Total NCOs: **$52.6M**
Specialty Finance Group	• Nationwide portfolio providing bridge loan financing for commercial real estate • Primarily multifamily and healthcare • Impacted by macroeconomic factors resulting in elevated NPLs	• Strategic review resulted in downgrades and charge-offs • Moved $57.8M to non-performing from substandard & recorded $6.6M in NCOs • Updated appraisals received resulted in $18.8M in NCOs • Stopped future origination of construction/rehab	Total NCOs: **$25.2M** Impairment Losses: **$2.1M**
Midland Equipment Finance	• Loans & leases for customers across the U.S. • Deterioration has been experienced primarily in the trucking industry	• Tightened underwriting standards to eliminate new trucking contracts, refocus on higher quality segments • Evaluated equipment values for nonaccrual assets resulting in charge-offs of $15.3M • Adjusted valuations on repossessed equipment and equipment on operating leases resulting in $7.6M impairment	Total NCOs: **$15.3M** Impairment Losses: **$7.6M**

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Midland

6 Capital Ratios and Strategy 6 • Capital initiatives result in capital levels consistent with prior years • Internal capital generated from strong profitability and slower balance sheet growth expected to raise CET1 ratio to 9.25-9.50% by the end of 2025 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Consolidated Capital Ratios (as of December 31, 2024 & 2023) 11.54% 9.71% 11.54% 12.75% 11.44% 10.18% 11.44% 12.40% 2024 2023 Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC 6.14% 8.37% 9.36% 11.11% 13.38% 6.55% 8.40% 9.71% 10.91% 13.20% 2024 2023 TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC Bank Capital Ratios (as of December 31, 2024 & 2023)

7 Liquidity Overview 7 Liquidity Sources (in millions) December 31, 2024 September 30, 2024 Cash and Cash Equivalents $ 114.8 $ 121.9 Unpledged Securities 672.4 532.8 FHLB Committed Liquidity 1,290.2 1,086.3 FRB Discount Window Availability 538.8 552.8 Total Estimated Liquidity $ 2,616.2 $ 2,293.8 Conditional Funding Based on Market Conditions Additional Credit Facility $ 360.0 $ 433.0 Brokered CDs (additional capacity) $ 350.0 $ 350.0 • Continue to see improvements in its committed liquidity capacity quarter over quarter and year over year • Internal guideline for additional brokered deposit capacity limited to 10% of total deposits

8 Loan Portfolio 8 • Total loans decreased $581.2 million from prior quarter to $5.17 billion • Decrease primarily driven by sale of Lending Point portfolio, transferring GreenSky portfolio to held for sale and the continual intentional decline in equipment finance portfolio • Decrease in non-core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Investments made to increase business development efforts in St. Louis resulted in total loans increasing at an annualized rate of 8% during 4Q24 in this market Loan Portfolio Mix (in millions, as of quarter-end) 4Q 2024 3Q 2024 4Q 2023 Commercial loans and leases $ 1,738 $ 1,773 $ 1,956 Commercial real estate 2,592 2,510 2,407 Construction and land development 300 422 453 Residential real estate 381 379 381 Consumer 157 663 935 Total Loans $ 5,168 $ 5,749 $ 6,131 Total Loans ex. Commercial FHA Lines $ 5,160 $ 5,699 $ 6,131 $6,131 $5,958 $5,852 $5,749 $5,168 6.00% 5.99% 6.03% 6.15% 6.04% Total Loans Average Loan Yield 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Total Loans and Average Loan Yield (in millions, as of quarter-end)

9 Loan Segments 9 • Total loans in our Community Bank increased $24 million from prior quarter to $3.20 billion • Loans in St. Louis region increased $18 million or 8% annualized in 4Q24 • Focused on core, in-market loan relationships • Continuing to add talent in faster growing markets to drive quality loan relationships and commercial deposits Loan Portfolio Segments (in millions, as of quarter-end) 4Q 2024 3Q 2024 4Q 2023 Regions: Eastern $ 900 $ 903 $ 855 Northern 715 731 728 Southern 720 695 731 St. Louis 868 850 774 Community Bank $ 3,203 $ 3,179 $ 3,088 Other: FHA Warehouse Line $ 8 $ 50 $ — Specialty Finance 1,038 1,003 1,114 Equipment Finance 808 860 1,004 Non-Core Consumer(1) and other 111 657 925 Total Loans $ 5,168 $ 5,749 $ 6,131 Loan Segment Mix Community Bank, 61.5% Specialty Finance, 19.9% Equipment Finance, 15.5% BaaS, 2.1% FHA Warehouse, 1.0% Notes: (1) includes loans originated through Greensky relationship

10 Total Deposits 10 • Total deposits decreased $59.6 million from prior quarter, primarily due to decreases in higher cost time deposits • Impact of new commercial deposit relationships offset seasonal outflow of commercial deposits resulting in a slight increase in noninterest-bearing demand deposits from end of prior quarter • Stable deposit mix and lower interest rates resulted in 17 basis point decline in cost of deposits Deposit Mix (in millions, as of quarter-end) 4Q 2024 3Q 2024 4Q 2023 Noninterest-bearing demand $ 1,056 $ 1,051 $ 1,145 Interest-bearing: Checking 2,378 2,390 2,512 Money market 1,174 1,187 1,136 Savings 507 510 559 Time 823 849 863 Brokered time 260 269 95 Total Deposits $ 6,197 $ 6,257 $ 6,310 $6,310 $6,324 $6,118 $6,257 $6,197 2.41% 2.49% 2.55% 2.69% 2.52% Total Deposits Cost of Deposits 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Total Deposits and Cost of Deposits (in millions, as of quarter-end)

11 Deposit Summary 11 Deposits by Channel (in millions, as of quarter-end) 4Q 2024 3Q 2024 4Q 2023 Retail $ 2,750 $ 2,695 $ 2,758 Commercial 1,210 1,219 1,392 Public Funds 506 574 569 Wealth & Trust 341 332 322 Servicing 896 959 952 Brokered Deposits 473 391 210 Other 21 87 107 Total Deposits $ 6,197 $ 6,257 $ 6,310 $6,310 $6,324 $6,118 $6,257 $6,197 Retail Commercial Public Funds Wealth & Trust Servicing Brokered Deposits Other 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 • Retail and commercial deposits remained relatively stable to slightly positive from prior quarter • Public funds and servicing deposits decreased $68 and $63 million due to seasonal factors • Total brokered deposits increased $82 million in 4Q24, limiting reliance on FHLB Advances • Interest rates will decrease for servicing and brokered deposits, reducing pressure on cost of funds Trend of Deposit Channel Mix (in millions, as of quarter-end)

12 1.7% 70.1% 8.4% 5.7% 6.6% 7.5% US GSE & US Agency MBS - agency MBS - non agency State & Muni Corporate Other Investment Portfolio As of December 31, 2024 12 Fair Value of Investments by Type • All Investments are classified as Available for Sale • Average T/E Yield is 4.73% for 4Q24 • Average Duration is 4.87 years • Purchased $119 million with T/E Yield of 5.42% and sold $15 million with T/E floating Yield of 5.54% in 4Q24 Investments by Yield and DurationInvestment Mix & Unrealized Gain (Loss) (in millions) Fair Value Book Value Unrealized Gain (Loss) US GSE & US Agency $ 20 $ 22 $ (2) MBS - agency 847 940 (93) MBS - non agency 101 103 (2) State & Municipal 69 76 (7) Corporate 80 87 (7) Other 90 90 — Total Investments $ 1,208 $ 1,317 $ (109) Duration Y ie ld -1 0 1 2 3 4 5 6 7 8 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% $1.21 billion

13 3.21% 3.18% 3.12% 3.10% 3.19% 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 $58.1 $55.9 $55.1 $55.0 $56.0 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Net Interest Income/Margin 13 • Net interest income increased from prior quarter due to expanded net interest margin • Net interest margin increased 9 bp to 3.19% as the decrease in the average cost of deposits exceeded the decrease in the average yield on earning assets • Average rate on new and renewed loan originations was 7.14% in 4Q24 and higher than average rates on loan payoffs making them accretive to net interest margin • Successfully reducing deposit rates and maintaining stable deposit balances Net Interest Income (in millions) Net Interest Margin

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)(1)

(in millions)

As of December 31, 2024

	Repricing Term								Rate Structure		
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 749	$ 248	$ 524	$ 184	$ 28	$ 4	$ 1	$1,738	$ 599	$ 74	$ 1,065
Commercial real estate	943	353	771	371	139	14	1	2,592	625	250	1,717
Construction and land	207	31	49	12	1	—	—	300	163	3	134
Residential real estate	68	41	52	56	59	34	71	381	55	108	218
Consumer	17	39	71	21	9	—	—	157	3	—	154
Total	$1,984	$ 712	$1,467	$ 644	$ 236	$ 52	$ 73	$5,168	$ 1,445	$ 435	$ 3,288
% of Total	38 %	14 %	28 %	12 %	5 %	1 %	1 %	100 %	28 %	8 %	64 %
Weighted Average Rate	6.84 %	5.62 %	5.31 %	5.90 %	4.70 %	4.48 %	4.75 %	5.95 %	7.53 %	4.99 %	5.44 %

Investment Securities Available for Sale(2)

(in millions)

As of December 31, 2024

	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 158	$ 199	$ 220	$ 347	$ 391	$ 1,317
% of Total	12 %	15 %	17 %	26 %	30 %	100 %

Notes:

(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.

(2) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

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15 Wealth Management 15 • Assets under administration decreased $116 million mainly due to market performance and resolution of estates and trusts • Wealth Management fees increased due to additional trust and estate fees collected in the quarter • Continual hiring of wealth advisors positively impacting new business development Assets Under Administration (in millions) $3,733 $3,888 $3,996 $4,269 $4,153 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 $6.60 $7.13 $6.80 $7.10 $7.66 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Wealth Management Revenue (in millions)

16 $20.5 $21.2 $17.7 $19.3 $19.6 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Noninterest Income 16 • Noninterest income increased from prior quarter. • Wealth Management revenue was $0.6 million higher from additional trust and estate fees • Service charges and interchange revenue increased $0.1 million in the current quarter • Income from limited partnership investments decreased $0.3 million • Fee income expected to be $19.0 - $19.5 million in the near-term quarters Noninterest Income (in millions)

17 $44.5 $44.9 $47.5 $46.7 $54.2 55.2% 58.0% 65.2% 62.8% 71.4% Noninterest Expense Efficiency Ratio 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 Noninterest Expense and Operating Efficiency 17 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) • Efficiency Ratio (1) was 71.4% in 4Q 2024 vs. 62.8% in 3Q 2024 • 4Q24 Noninterest Expenses includes: ◦ $7.6 million MEF impairment on operating lease collateral and surrendered equipment ◦ $2.1 million OREO impairment • Near-term operating expense run- rate expected to be approximately $48.5 - $49.0 million Notes: (1) Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

18 Asset Quality 18 • Nonperforming loans increased from prior quarter • Net charge-offs to average loans was 7.23% driven by non-core consumer, equipment finance and specialty finance portfolios • Taking steps to improve asset quality through focus on relationship lending and tighter credit standards • Focus on reducing non-performing loans in 2025 Nonperforming Loans / Total Loans (Total Loans as of quarter-end) NCO / Average Loans 0.68% 1.49% 1.56% 1.55% 2.49% 0.24% 0.27% 0.36% 0.37% 0.22% 0.07% 0.92% 1.76% 1.92% 1.99% 2.71% LendingPoint Equipment Finance All other 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024 0.33% 0.30% 0.20% 0.78% 7.23% 2.45% 1.07% 1.35% 2.36% Greensky LendingPoint Equipment Finance All other 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4Q 2024

19 ACL by Portfolio 19 ($ in thousands) December 31, 2024 September 30, 2024 Portfolio Loans Net Charge-offs ACL ACL % of Total Loans Loans Net Charge-offs ACL ACL % of Total Loans Commercial $ 818,496 $ 9,353 $ 8,675 1.06% $ 797,318 $ 14 $ 9,263 1.16 % Commercial Other 528,407 8,347 11,987 2.27% 559,354 1,993 14,844 2.65 % Equipment Finance Loans 416,969 7,913 11,542 2.77% 442,552 1,979 11,236 2.54 % Equipment Finance Leases 391,390 7,369 14,480 3.70% 417,531 2,896 13,724 3.29 % CRE non-owner occupied 1,628,961 3,074 15,589 0.96% 1,630,930 — 13,623 0.84 % CRE owner occupied 440,806 — 4,110 0.93% 455,101 32 5,017 1.10 % Multi-family 454,249 6,083 5,818 1.28% 355,988 (2) 3,619 1.02 % Farmland 67,648 115 224 0.33% 68,453 — 269 0.39 % Construction and Land Development 299,842 17,991 3,550 1.18% 422,253 (2) 12,061 2.86 % Residential RE First Lien 315,775 595 7,382 2.34% 315,634 12 4,738 1.50 % Other Residential 64,782 (79) 601 0.93% 63,023 85 614 0.97 % Consumer 96,202 100 495 0.51% 90,626 5 531 0.59 % Consumer Other(1) 61,016 49,712 2,503 4.10% 572,608 6,346 7,501 1.31 % Total Loans $ 5,167,574 $ 102,660 $ 75,414 1.46% $ 5,748,819 $ 11,379 $ 85,804 1.49 % Notes: (1) Primarily consists of loans originated through GreenSky relationship

20 2025 Outlook and Priorities 20 • The Company has made several key strategic decisions to improve credit quality and forward earnings: ◦ To focus on in-market lending opportunities with full relationships ◦ A more conservative underwriting criteria for the Specialty Finance Group and Equipment Finance ◦ Exiting non-core consumer lending portfolios • These decisions position us for lower credit risk going forward • Capital, liquidity, and reserves are well positioned • Prudent risk management will remain top priority with business development efforts focused on adding new commercial and retail relationships throughout our markets • Capitalizing on market disruption resulting from M&A to add new clients and banking talent • Well positioned to benefit from lower interest rates with lower funding costs expected to lead to expanded net interest margin • Positive trends in key areas should lead to improved financial performance in 2025 * Continued disciplined expense management while making investments in the business to increase market share, add clients, and generate profitable growth in the future * Wealth Management revenue trending higher due to contributions of new advisors * BaaS initiative continuing to seek high quality FinTech partners

21 APPENDIX 21

2222 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.63 billion as of December 31, 2024 ($s in millions) RE/Rental & Leasing $1,664.3 35.9% All Others $530.1 11.5% Skilled Nursing $403.7 8.7% Construction - General $302.2 6.5% Manufacturing $242.4 5.2% Finance and Insurance $226.9 4.9% Accommodation & Food Svcs $313.2 6.8% Trans./Ground Passenger $159.9 3.5% Assisted Living $100.0 2.2% Ag., Forestry, & Fishing $150.6 3.3% General Freight Trucking $154.7 3.3% Retail Trade $168.6 3.6% Wholesale Trade $57.4 1.2% Other Services $101.0 2.2% Commercial Loans and Leases by Industry Health Care $54.7 1.2%

23 Commercial Real Estate Portfolio by Collateral Type 23 CRE Concentration (as of December 31, 2024) CRE as a % of Total Loans 56.0% CRE as a % of Total Risk-Based Capital (1) 285.3% Notes: (1) Represents non-owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.89 billion as of December 31, 2024 ($s in millions) Skilled Nursing $400.9 13.9% Retail $460.3 15.9% Multi-Family $547.0 18.9% Industrial/Warehouse $235.7 8.2% Assisted Living $120.7 4.2% Hotel/Motel $228.8 7.9% All Other $157.8 5.5% Office $146.3 5.1% Farmland $66.4 2.3% Residential 1-4 Family $90.2 3.1% Raw Land $23.1 0.8% Restaurant $31.5 1.1% Mixed Use/Other $107.1 3.7% Medical Building $80.6 2.8% Special Purpose $130.2 4.5% C-Store/Gas Station $65.0 2.2%

2424 MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) Efficiency Ratio Reconciliation For the Quarter Ended December 31, September 30, June 30, March 31, December 31, 2024 2024 2024 2024 2023 (dollars in thousands) Noninterest expense - GAAP $ 54,183 $ 46,733 $ 47,479 $ 44,867 $ 44,488 Net interest income - GAAP $ 56,035 $ 54,950 $ 55,052 $ 55,920 $ 58,077 Effect of tax-exempt income 221 205 170 215 183 Adjusted net interest income 56,256 55,155 55,222 56,135 58,260 Noninterest income - GAAP 19,561 19,339 17,656 21,187 20,513 Loss on sales of investment securities, net 34 44 152 — 2,894 (Gain) on sale of Visa B shares — — — — — Loss (gain) on repurchase of subordinated debt 13 (77) (167) — — Adjusted noninterest income 19,608 19,306 17,641 21,187 22,309 Adjusted total revenue $ 75,864 $ 74,461 $ 72,863 $ 77,322 $ 80,569 Efficiency ratio 71.42% 62.76% 65.16% 58.03% 55.22%